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                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements listed below of BANC ONE CORPORATION of our report dated February 21, 1995 on our audits of the consolidated financial statements of BANC ONE CORPORATION and Subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which report is included in this Annual Report on Form 10-K.

        Registration Statements on Form S-8
                Registration Numbers:

                      ..33-14475
                      ..33-10822
                      ..33-18277
                      ..33-27849
                      ..33-34294
                      ..33-37400
                      ..33-20890
                      ..33-20990
                      ..33-40041
                      ..33-45473
                      ..33-46189
                      ..33-53752
                      ..33-55172
                      ..33-55174
                      ..33-54100
                      ..33-61760
                      ..33-61758
                      ..33-60424
                      ..33-50117
                      ..33-55149
                      ..33-55315


                                                       Coopers & Lybrand L.L.P.


Columbus, Ohio
March 24, 1995